CANDIE'S, INC.
                             2975 Westchester Avenue
                               Purchase, NY 10577

                                  April 3, 1996

Redwood Shoe Corp.
8F.137 Hua Mei West St.
SEC.1, Taichung, Taiwan

Attention:  Mr. Howard Kwan, President

                  Re:      Payment of Outstanding Indebtedness

Gentlemen:

     Candie's, Inc. (the "Company") proposes, in full payment and satisfaction of the Indebtedness (as defined below) of the Company to Redwood Shoe Corp. (the "Vendor"), (i) to issue to the Vendor (a) 1,050,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), and (b) a five-year non-qualified stock option (the "Option") to purchase 75,000 shares (the "Option Shares") of Common Stock at an exercise price of $1.75 per share,
(ii) to grant the Vendor certain registration rights with respect to the Shares and the Option Shares as hereinafter set forth, and proposes (iii) to authorize Vendor to withdraw $50,000 from the deposit account established by the Company's subsidiary, Yulong International Limited, at Citibank in Taichung Taiwan. For purposes of this Agreement, "Indebtedness" owed by the Company to the Vendor consists of (i) $1,680,000, representing the purchase price of the goods previously shipped by the Vendor to the Company pursuant to the invoices set forth on Exhibit A attached hereto and (ii) any and all accrued past interest owed by the Company to the Vendor through March 1, 1996 relating to any indebtedness previously incurred by the Company from the Vendor.

     Accordingly, the Company and Vendor, for good and valuable consideration, the receipt of which is hereby acknowledged, by their respective signatures appearing on this Agreement hereby agree as follows:

     1. The Company will issue the Shares to the Vendor after receipt by the Company of the executed counterpart of this Agreement, the Option Agreement representing the Option and the Certificate attached hereto as Exhibit B, duly executed by Vendor.

     2. The certificate representing the Shares will be issued in the name of Redwood Shoe Corp. and, unless the Vendor


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instructs the Company otherwise, the Certificate and the Option Agreement representing the Option will be delivered to the Vendor at the Vendor's address set forth above.

     3. The Company will file a registration statement covering the Shares and the Option Shares (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Act") within 60 days from the date hereof and shall use its reasonable efforts to cause such Registration Statement to become effective under the Act as soon as practicable thereafter and shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Shares have been sold by the Vendor (ii) three years from the date the Registration Statement is declared effective by the SEC, or (iii) the date that all of the holders of Shares receive an opinion of counsel reasonably satisfactory to the Company and the Vendor or its counsel that the Shares may be sold under the provisions of Rule 144(k) promulgated under the Securities Act of 1933 (the "Act") (or any successor provision), so as to permit the public offer and sale of the Shares.

     In connection with the filing of a Registration Statement the Company shall:

     a. furnish to the holders of Shares such number of copies of a summary prospectus or other prospectus, in conformity with the requirements of the Act, and such other documents, as such holders may reasonably request;

     b. use its reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as the holders of Shares shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process); and

     c. promptly notify in writing the holders of Shares of the happening of any event, during the period of distribution, as a result of which the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the holders shall promptly take action to cease any offers of the Shares until receipt and distribution of such revised or supplemental prospectuses).

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     4. All expenses incurred in complying with Section 3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 3(b), except to the extent required to be paid by participating selling security holders by state securities or blue sky laws, shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or broker or any fees or disbursements of counsel or any advisor for the holders of Shares in respect of the Shares sold by the holders. The Company shall not be required to undergo any special audit in connection with any registration hereunder.

     5. The Company's obligations under Section 3 are expressly conditioned upon the holders of Shares and Option Shares furnishing to the Company in writing such information concerning the holders and the holders' controlling persons and the terms of the holders' proposed offering of Shares and Option Shares as the Company shall reasonably request for inclusion in the Registration Statement.

     6. The Company agrees that the Vendor shall have the right, upon written notice ("Notice") provided to the Company, to designate Mark Tucker as a nominee for election as a director of the Company. Upon receipt of the Notice the Company will use its reasonable efforts to cause such person to be elected as a director of the Company and to continue in office for a period expiring three years from the date of this Agreement. If Mark Tucker is not available to serve as the nominee of the Vendor, the Vendor may nominate one of its other partners for nominee as a director of the Company. Each of Neil Cole, Lawrence O'Shaughnessy and New Retail Concepts, Inc., agree to vote all of the Common Stock owned by them so as to elect and continue in office as director of the Company the Vendor's nominee for the period set forth in this Section 6.

     7. The Vendor hereby releases the Company, its subsidiaries, their respective officers, directors, legal representatives, successors and assigns (collectively, the "Releasees") from all legal and equitable claims and cause of action against the Releasees the Vendor ever had, now or hereafter may have, based upon or arising out of the Indebtedness and any promissory note, guarantee or other instrument issued by the Company or any subsidiary of the Company in favor of the Vendor in connection with the Indebtedness. The foregoing release shall not become effective until the earlier of (i) the date the Registration Statement is declared effective by the SEC, (ii) the date the Vendor has disposed of all of the Shares, or (iii) the date the Vendor receives an opinion of counsel, reasonably acceptable to it, that the Shares may be publicly sold pursuant to Rule 144(k) promulgated under the Act.

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     8. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be deemed given upon receipt and shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, delivered by reputable overnight courier, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the respective addresses set forth in this Agreement.

     9. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that the Vendor's rights hereunder may not be transferred without the prior written consent of the Company.

     10. This Agreement shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws. The Vendor (a) agrees that any legal suit, action or proceeding arising out of or relating to this letter agreement will be instituted exclusively in New York State Supreme Court, New York County, or the United States District Court for the Southern District of New York, (b) waives any objection the Vendor may now or hereinafter have to the venue of any such suit or proceeding, (c) irrevocably consents to the jurisdictions of the New York State Supreme Court, New York County and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and (d) agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such New York State Supreme or New York Southern District courts, which service may be made upon the Vendor by certified mail to the Vendor's address set forth herein.

     11. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12. This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

     13. The Vendor hereby represents to the Company that (i) except for the Shares to be issued to it as noted above (unless otherwise noted by the Vendor in a schedule attached hereto), the Vendor owns no shares of the Company's Common Stock and has no other rights, contractual or otherwise, to acquire shares of the Company's Common Stock or any security convertible into shares of the Company's Common Stock except for shares of Common Stock issuable upon exercise of the Option; (ii) the Vendor has no underwriting or similar arrangements with any

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broker-dealer or underwriter with respect to the Shares; (iii) the undersigned has the full power and authority to enter into this Agreement on behalf of the Vendor; and (iv) the Vendor will notify the Company of any change in its ownership of the Company's securities or if it enters into any underwriting or similar arrangement with a broker-dealer or underwriter with respect to the Shares prior to the effective date of the Registration Statement.

     14. The parties agree to take such other and further steps, including, but not limited to, executing any additional documents, as may be reasonably necessary to give effect to the transactions contemplated herein.

     15. This Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior representations, understandings, and promises (if any) by or between the parties in respect of the subject matters set forth above, constitutes the complete agreement between the parties with respect thereto and may not be modified, supplemented, or terminated except in a writing signed by each of the parties to this Agreement.

                                       Very truly yours,

                                       CANDIE'S, INC.

                                       By: /s/ Neil Cole
                                           -----------------------------------
                                           Name: Neil Cole
                                           Title:President

AGREED TO AND ACCEPTED:

REDWOOD SHOE CORP.

By: /s/ Howard Kwan
    ---------------------------------
    Name:Howard Kwan
    Title:President

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     Each of the undersigned hereby accepts and agrees to be bound by the provisions of Section 6 of this Agreement insofar as it relates to the agreement of the undersigned to vote shares of Common Stock owned by the undersigned in favor of the Vendor's nominee as a director of the Company for the period specified in Section 6.


                                            /s/ Neil Cole
                                           -----------------------------------
                                            Neil Cole

                                            /s/ Lawrence O'Shaughnessy
                                           -----------------------------------
                                            Lawrence O'Shaughnessy

                                            New Retail Concepts, Inc.

                                            By: /s/ Neil Cole
                                            ----------------------------------
                                            Name: Neil Cole
                                            Title:President